[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

WARRICK UNIT 4
COAL SUPPLY AGREEMENT

This Coal Supply Agreement (the “Agreement”) is made and entered into effective as of January 1, 2015 (the “Effective Date”), by and between Southern Indiana Gas And Electric Company d/b/a Vectren Power Supply, Inc., an Indiana corporation (“Buyer”), and Vectren Fuels, Inc., an Indiana corporation (“Seller”). Buyer and Seller are also referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Buyer and Seller are parties to that certain Warrick Unit #4 Coal Supply Agreement entered into effective as of January 1, 2009, as amended from time to time (the “Original Agreement”).

WHEREAS, Buyer desires to secure to the extent of the quantities and for the period hereinafter stated, a supply of bituminous coal of the quality hereinafter set forth, for use in its
A.B. Brown generating plant (the “Plant”).

WHEREAS, Seller represents that it is experienced in the commercial production and preparation of coal and that it owns, has leased, or controls reserves of bituminous coal with the quality and characteristics as set forth herein.

WHEREAS, Seller desires to sell coal to Buyer, and Buyer desires to buy coal from Seller, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the Parties contained herein, the Parties agree as follows:

ARTICLE 1

TERM; SOURCE; TITLE
1.1 Term. Unless terminated earlier or extended in accordance with the terms hereof, the term of this Agreement shall be from the Effective Date through December 31, 2022, inclusive (the “Term”). Notwithstanding the foregoing, Buyer shall have the right, by providing no less than three (3) years prior written notice to Seller (i.e., in the case of the first such extension, by December 31, 2019), to extend the Term of this Agreement by an additional three (3) years, subject to negotiation of the Base Price for any such extension in accordance with Section 3.4, and subject to Seller’s rights pursuant to Section 12.5; provided that Buyer may extend the Term of this Agreement no more than twice.

1.2 Amendment and Termination of Original Agreement. Unless this Agreement is terminated prior to the Effective Date in accordance with Section 12.3, the Parties agree that the Original Agreement shall be amended in accordance with the Termination Agreement entered into by the Parties, as attached hereto as Attachment 1 to this Agreement, which among other things, shall provide for the termination of the Original Agreement as of December 31, 2014.

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

1.3 Source. The coal to be sold by Seller and purchased by Buyer under this Agreement shall be mined from coal produced from the Oaktown 1 Mine or the Oaktown 2 Mine (the “Mines”).

1.4 Alternate Supply Sources.
1.4.1 If Seller becomes an affiliate of Sunrise Coal, LLC, an Indiana limited liability company, on or before December 31, 2014, Seller shall have the right to notify Buyer that the coal to be sold by Seller and purchased by Buyer under this Agreement may also be mined from coal properties and reserves at Sunrise Coal, LLC’s Carlisle Mine, located in and around Sullivan County, Indiana, and all references to the “Mines” hereunder shall thereafter be deemed and construed to include the Carlisle Mine, as well as the Oaktown 1 Mine and the Oaktown 2 Mine. Seller’s right to deliver coal mined from the Carlisle Mine under this Agreement shall not be subject to the requirements of Section 1.4.2 but shall arise automatically upon notice to Buyer, subject to the Parties’ agreement on the Carlisle Deduction (as defined below). Within thirty (30) days after Seller becomes an affiliate of Sunrise Coal, LLC, Buyer shall notify Seller if its cost to transport coal from the Carlisle Mine to the Plant differs from the cost to transport coal from the Oaktown 1 Mine and the Oaktown 2 Mine, which transportation cost was assumed to establish the Base Price as stated in Section 3.1.1. Such notice shall include reasonable supporting documentation of the respective transportation costs. Buyer and Seller, each acting in good faith, shall determine the difference between Buyer’s transportation costs for coal transported for: (a) each ton of coal delivered from the Carlisle Mine, and (b) each ton of coal delivered from the Oaktown 1 Mine and the Oaktown 2 Mine (such difference in costs, the “Carlisle Deduction”), and Seller shall apply the Carlisle Deduction to all tons of coal delivered from the Carlisle Mine. To the extent the Carlisle Deduction is different for rail and truck transportation, the Carlisle Deduction for the applicable transportation mode shall be utilized. For purposes of determining the Carlisle Deduction, coal shall be deemed to be transported to the Plant, notwithstanding Buyer’s right to designate alternate locations pursuant to Section 2.8. The Parties shall document the agreed Carlisle Deduction in a writing signed by both Parties. Once the Parties agree on the Carlisle Deduction, the Carlisle Mine shall be deemed to be one of the “Mines” for all purposes hereunder.
1.4.2 In addition, Seller may deliver to Buyer coal conforming to the quality specifications set forth in Exhibit A, from an alternate source (“Alternate Source Coal”), subject to the Parties agreement on the matters contemplated in this Section 1.4.2. If Seller desires to deliver Alternate Source Coal, Seller shall notify Buyer of the location and source of the Alternate Source Coal, and provide Buyer with sample analyses from such alternate source demonstrating that the Alternate Source Coal meets the quality specifications set forth in Exhibit A. If the delivery point for the Alternate Source Coal will be at a location other than any of the Mines, Buyer shall notify Seller if its cost to transport such Alternate Source Coal to the Plant differs from the transportation costs from the Mines. Such notice shall include reasonable supporting documentation of the respective transportation costs for such Alternate Source Coal and for coal delivered at the Oaktown 1 Mine and Oaktown 2 Mine. Buyer and Seller, each acting in good faith, shall determine the difference between Buyer’s transportation costs for: (a) each ton of coal delivered at the Oaktown 1 Mine and the Oaktown 2 Mine, and (b) each ton of coal delivered at the delivery point for such Alternate Source Coal (such difference in costs, the “Alternate Source Deduction”), and Seller shall apply the Alternate Source Deduction to all tons

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

of coal delivered at the location of the Alternate Source Coal. To the extent the Alternate Source Deduction is different for rail and truck transportation, the Alternate Source Deduction for the applicable transportation mode shall be utilized. For purposes of determining the Alternate Source Deduction, coal shall be deemed to be transported to the Plant, notwithstanding Buyer’s right to designate alternate locations pursuant to Section 2.8. The Parties shall document the agreed Alternate Source Deduction in a writing signed by both Parties. Once Buyer accepts the Alternate Source Coal and the Parties agree on the Alternate Source Deduction for such Alternate Source Coal, the source of such Alternate Source Coal shall be deemed to be one of the “Mines” for all purposes hereunder.

1.5 Title and Risk of Loss. Title to the coal and risk of loss thereof shall transfer from Seller to Buyer upon loading for shipment of the coal into railcars or trucks, as applicable, at the Mine. As between the Parties, Seller shall be deemed to be in exclusive control (and responsible for any damages or injury caused thereby) of the coal prior to its being loaded for shipment at the Mine, and Buyer shall be deemed to be in exclusive control (and responsible for any damages or injury caused thereby) of the coal from the time it is loaded for shipment at the Mine.

ARTICLE 2

CONTRACT QUANTITY
2.1 Base Tonnage. Seller agrees to deliver to Buyer, and Buyer agrees to accept from Seller, the total quantity of coal as set forth below in each Contract Year during the Term. A Contract Year shall commence on January 1st and end on December 31st.

Contract Year Base Tonnage 2015 480,000 tons
2016 – 2022 480,000 tons

2.2 Annual Tonnage Adjustment. For each Contract Year beginning in 2015, Buyer may elect to increase or decrease the Base Tonnage (as described in Section 2.1) for such Contract Year by an amount of up to [**] of the Base Tonnage for such Contract Year. If Buyer desires to increase or decrease the Base Tonnage for a Contract Year, Buyer shall provide written notice of such election to Seller on or before June 30th of the Contract Year preceding the Contract Year for which the Base Tonnage will be adjusted. If Buyer fails to provide such notice for any Contract Year, the Base Tonnage for such Contract Year shall be the Base Tonnage as set forth in Section 2.1.

2.3 Quarterly Tonnage Adjustments. Beginning in the first quarter of 2015 and for the remainder of the Term, Buyer may elect to increase or decrease the Base Tonnage to be delivered in a calendar quarter by an amount of up to [**] of the Base Tonnage to be delivered in such calendar quarter. Buyer shall provide written notice to Seller of such election on or before the date that is 30 days before the first day of such calendar quarter. For the purposes of this Section 2.3, if Buyer has increased or decreased the Base Tonnage for a given Contract Year pursuant to Section 2.2, the Base Tonnage subject to adjustment in each calendar quarter in such Contract Year shall be the Base Tonnage as adjusted pursuant to Section 2.2.

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

2.4 Scheduled Outages. For each Contract Year beginning in 2015 in which Buyer has scheduled outages for the Plant or a generating unit at the Plant, Buyer may by written notice to Seller on or before June 30th of the Contract Year preceding the Contract Year in which such scheduled outages will occur, decrease the monthly quantity of coal that would otherwise be delivered hereunder during such scheduled outage by up to [**]; provided that the maximum period of time for which Buyer may decrease the monthly quantity of coal pursuant to this Section 2.4 shall not exceed [**] in such Contract Year. Buyer’s notice of such decrease may include Buyer’s preference as to when the quantities of coal that are not delivered during such outage should otherwise be delivered, which may be prior to or after such outage; provided that delivery of such coal shall in any event be on a mutually agreeable delivery schedule.

2.5 Tonnage Adjustment due to De-Rating. If any legislative, regulatory, administrative or other governmental bodies, or any court with jurisdiction, enacts, adopts or imposes new laws, rules or regulations, amends existing laws, rules or regulations, or reinterprets existing laws, rules or regulations, that require Buyer to de-rate the Plant, Buyer may, by written notice to Seller, reduce the Base Tonnage hereunder; provided that such reduction shall be imposed on a pro-rata basis among all of Buyer’s coal suppliers to the Plant, based on the number of tons of coal that Buyer is obligated to receive from its committed suppliers, to the extent that its contracts with other suppliers give Buyer the right to reduce its purchase obligations as a result of such new or amended laws, rules or regulations, or reinterpretation. In the event Buyer is later able to increase operations at the Plant during the Term of this Agreement after such notice has been given, the Base Tonnage hereunder shall be increased, not to exceed the Base Tonnage as stated in Section 2.1, plus any annual and quarterly adjustments to the Base Tonnage pursuant to Section 2.2 and Section 2.3, as applicable; provided that any increase in the number of tons of coal required by Buyer for operation of the Plant shall be allocated on a pro-rata basis among Buyer’s committed coal suppliers to the Plant in the same fashion as the decrease in coal was allocated.

2.6 Delivery. Coal shall be delivered F.O.B. railcar or truck (as elected by Buyer) at any of Seller’s Mines (as elected by Seller), in substantially equal monthly quantities on a mutually agreeable delivery schedule. Seller will coordinate loading at the Mines with Buyer and Buyer’s relevant carriers.

2.7 Shipments. As used herein, a “Shipment” of coal supplied under this Agreement shall refer to all coal delivered by truck in a given day, or all coal delivered by a single train of railcars.

2.8 Transportation. Buyer shall be solely responsible for transportation of the coal from the Mines to the Plant, including providing railcars or trucks, as Buyer elects, for loading at the Mines. Buyer may, in its sole discretion, direct any coal delivered hereunder to any of Buyer’s or its affiliate’s power generating stations other than the Plant; provided that Buyer shall be responsible for all additional transportation costs associated with such election. Buyer’s right to direct coal to a power generating station other than the Plant shall in no way be construed as an obligation to do so under any circumstance.

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

2.9 Monthly Shipping Schedule. On or before the 15th day of each calendar month during the Term, Buyer shall notify Seller of the expected schedule of shipments by railcar and by truck to be made during the following calendar month. On or before the 25th day of each month during the Term, the Parties shall mutually determine a delivery schedule for the following month, including whether shipments will be by rail or by truck, and the daily schedule for delivery of the coal.

ARTICLE 3

PRICING

3.1 Base Price.
3.1.1 The price per ton (2000 pounds) of coal sold by Seller hereunder (the “Base Price”) shall be determined in accordance with this Article 3. The Base Price for Contract Year 2015 shall be [**].
3.1.2 As of January 1st of each Contract Year thereafter, until the Base Price is re-set in accordance with Section 3.4, the Base Price shall be increased by [**] over the Base Price in effect during the prior Contract Year. After the Base Price is re-set in accordance with Section 3.4, the Base Price for each successive Contract Year thereafter shall be increased by [**] over the Base Price in effect during the prior Contract Year until the Base Price is re-set again in accordance with Section 3.4.

3.2 BTU Adjustment.
3.2.1 The Base Price for each ton of coal sold and purchased hereunder during a calendar month shall be adjusted based on the monthly weighted average of the actual BTU/lb of all tons delivered in such calendar month under this Agreement (the “BTU Adjustment”). The BTU Adjustment shall be determined according to the following formula:
BTU Adjustment = ((Actual BTU/lb Value / Guaranteed BTU/lb Value) x (Base Price)) – Base Price Where the Guaranteed BTU/lb Value = 11,000 Btu/Lb
The aggregate BTU Adjustment for a calendar month shall be equal to the total tons delivered in such calendar month, multiplied by the BTU Adjustment. If the BTU Adjustment is a negative value, the BTU Adjustment shall be payable from Seller to Buyer, and if the BTU Adjustment is a positive value, the BTU Adjustment shall be payable from Buyer to Seller. The aggregate BTU Adjustment to be paid with respect to a calendar month shall be included in the first invoice delivered by Seller in the calendar month immediately following the calendar month for which such BTU Adjustment applies.
3.2.2 Subject to Buyer’s rights under Section 4.3, the Base Price adjustments as described in this Section 3.2, shall be Buyer’s sole and exclusive remedy at law or in equity for the failure of coal sold hereunder to meet the quality specifications with respect to BTU/lb.

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

3.3 Other Price Adjustments.
\        3.3.1 The Parties recognize that legislative, regulatory, administrative or other governmental bodies or the courts may impose new laws, rules or regulations, amend existing laws, rules or regulations, or reinterpret existing laws, rules or regulations, including, without limitation, procedural instruction letters issued by MSHA after June 2, 2014 (the “Initial Price Date”), or as applicable, after the date of determination of a Market Adjusted Base Price (such new laws, amendments or reinterpretations, a “Change in Law”), that may increase Seller’s cost of mining coal from the Mines. Without limiting the generality of the foregoing, the implementation after the Initial Price Date of MSHA rule 79 FR 24813 “Lowering Miners’ Exposure to Respirable Coal Mine Dust, Including Continuous Personal Dust Monitors” as adopted on May 1, 2014, shall be deemed to be a Change in Law for purposes of this Agreement, notwithstanding the adoption of such rules prior to the Initial Price Date. A Change in Law shall not in any event include any change in Governmental Impositions (as defined below).
(a) If a Change in Law that affects Seller’s cost of mining occurs after the Initial Price Date, or as applicable, after the date that a Market Adjusted Base Price is determined, Seller shall give notice to Buyer indicating the related increase in the then-current Base Price (or the relevant Market Adjusted Base Price, as applicable) and shall provide to Buyer reasonable documentation of the proposed increase in the Base Price.
(b) If the proposed increase in the Base Price (or the relevant Market Adjusted Base Price, as applicable) is less than or equal to [**] of the then-current Base Price (or the relevant Market Adjusted Base Price, as applicable), the then-current Base Price (or the relevant Market Adjusted Base Price, as applicable) shall be adjusted as of the effective date of such Change in Law by an amount equal to the proposed increase, subject to Buyer’s right to dispute in good faith the existence of a Change in Law or the amount of the proposed price increase. Accordingly, the adjustment to the then-current Base Price (or the relevant Market Adjusted Base Price, as applicable) pursuant to this Section 3.3.1 may be applied retroactively.
(c) If the proposed increase in the Base Price (or the relevant Market Adjusted Base Price, as applicable) is greater than [**] of the then-current Base Price (or the relevant Market Adjusted Base Price, as applicable), then, subject to Buyer’s right to dispute in good faith the existence of a Change in Law or the amount of the proposed price increase, (i) the then-current Base Price shall be increased as of the effective date of such Change in Law to an amount equal to [**] of the initial Base Price in the three (3) year period in which such increase occurs, excluding the annual escalation pursuant to Section 3.1.2, and (ii) if applicable, the relevant Market Adjusted Base Price shall be adjusted by an amount equal to [**] of the relevant Market Adjusted Base Price. Accordingly, the adjustment to the then-current Base Price (or the relevant Market Adjusted Base Price, as applicable) pursuant to this Section 3.3.1 may be applied retroactively.
(d) Except to the extent described in Section 3.3.1(c), no adjustments to the then-current Base Price (or the Market Adjusted Base Price, as applicable) shall be made with respect to Seller’s increased costs for mining that have already been applied to the then-current Base Price or that have been taken into account and quantified during negotiations to determine a Market Adjusted Base Price pursuant to Section 3.4.

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

3.3.2 “Governmental Imposition” means taxes or fees imposed by any federal, state or local government or government agency upon the production, severance, preparation or sale of Coal hereunder, including, but not limited to, the Federal Black Lung Excise Tax, severance taxes on Coal produced or sold hereunder, reclamation fees assessed by the US government or the State of Indiana. The term does not include impositions such as generally applicable taxes including federal or state income taxes; employee benefits or payroll taxes such as employer’s Social Security, unemployment or worker’s compensation taxes or payments, or any civil or criminal money fine or penalty imposed as the result of failure to comply with any Law. Buyer shall not be entitled to any adjustment in connection with any benefit derived by Seller for any incentives granted by the U.S. government or the State of Indiana for coal production or investment in coal properties within the State of Indiana.
(a) The Parties shall adjust the then-current Base Price (or the relevant Market Adjusted Base Price, as applicable) by an amount equal to changes in Seller’s costs per ton of coal sold hereunder that are caused directly by increased or decreased Governmental Impositions enacted or imposed after the Initial Price Date, or as applicable, after the date of determination of a Market Adjusted Base Price. Seller shall give prompt notice to Buyer of the amount of any such increased or decreased cost per ton of coal sold hereunder incurred by reason of such a change in Governmental Imposition (including implementation of new Governmental Impositions), along with reasonable documentation of such amounts. The adjustment to the Base Price pursuant to this Section 3.3.2 may be applied retroactively to the date on which such new or changed Government Imposition was first applied to Seller or its operations.
(b) In the event of an increase in cost, such notice from Seller shall also include the increase in the then-current Base Price (or the relevant Market Adjusted Base Price, as applicable) that Seller will require, which increase may not exceed the actual increase in Seller’s costs due to such Governmental Impositions. In the event of a decrease in cost, the then-current Base Price (or the relevant Market Adjusted Base Price, as applicable) will be decreased by an amount equal to the decrease in Seller’s costs caused by Governmental Impositions enacted or changed after the then-current Base Price became effective, or the date of determination of a Market Adjusted Base Price. Adjustments due to Governmental Impositions as described in this Section 3.3.2 shall be subject to Buyer’s right to dispute in good faith the existence of a Governmental Imposition or the amount of the proposed adjustment.
3.3.3 Seller shall follow generally accepted accounting principles (GAAP) as historically applied by Seller in determining its costs related to any Change in Law or Governmental Imposition, and shall provide Buyer with documentation reasonably demonstrating that the increase or decrease in cost is incremental to the costs already included in the Base Price.

3.4 Market Price Adjustments.
3.4.1 Beginning with the 2017 Contract Year, and again upon the expiration of a three (3) year period beginning on January 1st of such Contract Year, and upon the expiration of each three (3) year period thereafter, the Parties shall adjust the Base Price to reflect then-current market prices for similar quality coal meeting the quality specifications set forth in Exhibit A and sold for delivery the following year (the “Market Adjusted Base Price”). The Parties shall follow

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

the procedures described below to determine the adjusted Base Price. If the Parties agree on a Market Adjusted Base Price, the Market Adjusted Base Price shall become effective and shall be the “Base Price” as described in Section 3.1 for all purposes hereunder as of January 1st of the first Contract Year of the relevant three (3) year period. The Market Adjusted Base Price shall include all adjustments to the Base Price made pursuant to Section 3.3 prior to the date that such Market Adjusted Base Price is determined. If any adjustments to the Base Price made pursuant to Section 3.3 occur after the date on which the Market Adjusted Base Price is determined, but before the date on which the Market Adjusted Base Price becomes effective, such adjustments shall also be applied to the Market Adjusted Base Price as of the date on which the Market Adjusted Base Price becomes effective.
3.4.2 The Parties shall begin negotiations to determine the Market Adjusted Base Price on or before April 1st of the Contract Year prior to the Contract Year in which the Market Adjusted Base Price will become effective pursuant to Section 3.4.1. The Parties shall negotiate in good faith to agree to the Market Adjusted Base Price.
3.4.3 If the Parties fail to reach agreement on the Market Adjusted Base Price by May 31st of the Contract Year prior to the Contract Year in which the Market Adjusted Base Price will become effective pursuant to Section 3.4.1, on or before June 5th of such Contract Year, Seller and Buyer shall each provide the other Party with information relating to contracts for the sale or purchase of coal, as applicable, that such Party has negotiated since January 1st of the Contract Year prior to the Contract Year in which negotiations are occurring. Such information provided by the Parties shall: (a) (i) as to information provided by Seller, be with respect to the sale of coal produced by the Mines and with a term of at least twelve (12) months beginning on or after January 1st of the prior Contract Year, and (ii) as to information provided by Buyer, be with respect to the purchase of coal for use at the Plant and with a term of at least twelve (12) months beginning on or after January 1st of the prior Contract Year; (b) to the extent allowed under the applicable contract, include copies of contracts entered into by such Party, redacted to exclude any identifying information as to the counterparty to such contract; and (c) include a summary of the relevant terms with respect to quantity, quality specifications and pricing of each contract where a Party is unable to provide a redacted copy of such contract due to restrictions imposed on such Party pursuant to such contract (it being understood that the Parties shall use commercially reasonable efforts to obtain the right to provide redacted copies of such contracts as contemplated herein). In the absence of the occurrence of sufficient transactions since January 1st of the Contract Year prior to the Contract Year in which negotiations are occurring, the Parties may rely upon other relevant market information to establish market prices to determine the Market Adjusted Base Price. Buyer and Seller shall have the right to have an independent auditor or consultant review the confidential information provided by the Parties pursuant to this Section 3.4.3, subject to a Party’s independent auditor or consultant having entered into a customary confidentiality agreement with the other Party prior to disclosure of any confidential information to such independent auditor or consultant.
3.4.4 If the Parties fail to reach agreement on the Market Adjusted Base Price by June 30th of the Contract Year prior to the Contract Year in which the Market Adjusted Base Price will become effective pursuant to Section 3.4.1, either Party may, by notice to the other Party, elect to begin binding arbitration proceedings to establish the Market Adjusted Base Price. Upon receipt of such notice, the Parties shall select a single neutral, independent arbitrator who

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AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

is familiar with coal markets and coal market pricing. If the Parties fail to select an arbitrator within thirty (30) days of receipt of such notice, the Parties shall follow the process recommended by the American Arbitration Association to select a single, neutral, independent arbitrator who is familiar with coal markets and coal market pricing. Within thirty (30) days after the selection of the neutral arbitrator, the Parties shall each submit to the arbitrator and to the other Party, such Party’s proposed Market Adjusted Base Price and all reasonable supporting documentation demonstrating the basis on which the proposed Market Adjust Base Price was determined. Within fifteen (15) days after the initial submission of the proposed Market Adjusted Base Prices, the Parties shall each submit any rebuttal to the other Party’s proposed Market Adjusted Base Price, to the arbitrator and to the other Party. Within thirty (30) days after the submission of any rebuttals, or the last day of the fifteen (15) day period in which to submit rebuttals if no rebuttals are submitted, the arbitrator shall select the Market Adjusted Base Price proposed by one of the Parties as the Market Adjusted Base Price for the following Contract Year for the purposes of this Agreement, and shall notify the Parties in writing of the Market Adjusted Base Price that has been selected by the arbitrator. The arbitrator shall not have any authority to select any Market Adjusted Base Price other than the proposed Market Adjusted Base Price submitted by one of the Parties, and shall select the proposed Market Adjusted Base Price that most closely represents the arbitrator’s determination of the current market price of similar quality coal in the same market and sold under substantially similar terms and conditions.
3.4.5 Any information or documents exchanged or produced during the process of negotiating the Market Adjusted Base Price as described in this Section 3.4, including during any arbitration proceeding, and including any redacted contracts, summaries, or briefs or other documents prepared for the arbitration, shall be confidential and shall not be disclosed by the Parties, their employees, officers, directors, counsel, consultants, auditors or expert witnesses, as applicable, except to a court of relevant jurisdiction and then only to the extent necessary to enforce this Section 3.4 or any arbitration award, or as required by applicable laws or the rules of any stock exchange applicable to the Party making such disclosure, or in the case of Buyer to the Indiana Utility Regulatory Commission (the “IURC”). If a Party is required to disclose any such information or documents, such Party shall notify the other Party of the need to make such disclosure as soon as applicable and shall seek confidential treatment, and cooperate with the other Party in seeking confidential treatment, of any information that is disclosed.

ARTICLE 4

COAL QUALITY SPECIFICATIONS
4.1 Quality Specifications. The coal supplied under this Agreement shall meet the quality specifications set forth in Exhibit A on an “as received” basis.

4.2 Impurities. The coal supplied under this Agreement shall be washed coal, crushed to two inch (2") maximum top size, and shall be substantially free of impurities, such as bone, slate, rock, wood, metal and other mine debris.

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AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

4.3 Rejection; Suspension.
4.3.1 If based on the sampling and analysis described herein, the coal in a Shipment fails to comply with the Reject limits as set forth in Exhibit A for any one or more of the quality specifications identified therein, Buyer shall have the right, but not the obligation, to reject such Shipment by notice delivered to Seller by fax or email. In addition, Buyer shall have the right to reject any coal containing bone coal, rock, wood, metal or other mine debris in quantities which Buyer believes, in the exercise of Buyer’s good faith judgment, could be harmful to the Plant.
(a) In the event Buyer rejects any coal, Buyer shall promptly notify Seller of such rejection, such notice to be delivered within 48 hours of Buyer’s receipt of the short proximate analysis for the Shipment if rejection is based on the Shipment having exceeded any of the Reject limits as described in this Section 4.3, or within 24 hours of receipt of the Shipment at the Plant (or other destination designated by Buyer hereunder) if the rejection is based on the Shipment being contaminated with foreign materials. Buyer may reject discrete portions of a Shipment for foreign materials if practical under the circumstances.
(b) If Buyer fails to timely exercise its rights to reject a Shipment under this Section 4.3, Buyer shall be deemed to have waived such rights with respect to rejection of that Shipment only. Buyer’s failure to reject one or more Shipments under this Section 4.3 shall in no way affect its right to reject future Shipments or demand Seller’s strict performance with the requirements of this Section 4.3. If Buyer timely rejects a Shipment under this Section 4.3, Seller and Buyer shall cooperate in good faith to find an acceptable means for Seller to cure the problem so that Buyer can use such coal in the Plant. If the Parties are unable to find an acceptable means of curing the problem, Seller shall be responsible for promptly transporting the rejected coal to an alternative destination determined by Seller, at Seller’s cost, and the rejected coal shall not apply toward the Base Tonnage. In addition, Seller shall be responsible to reimburse Buyer for all reasonable out-of-pocket costs and expenses incurred by Buyer for the transportation of the rejected coal to the Plant. It is understood that Buyer shall not arbitrarily change its equipment in any way as to prevent Buyer from accepting coal and that Seller shall not arbitrarily change its mining, preparation, or loading operations in any way that would provide Buyer with an incentive to not accept the coal delivered by Seller hereunder.
(c) Seller shall, at Buyer’s option, replace the rejected coal as soon as possible, provided that Buyer gives notice to Seller of Buyer’s desire for replacement coal within 48 hours after rejection of a Shipment (or a part thereof).

4.3.2 Regardless of whether Buyer has actually exercised its right to reject any Shipments pursuant to Section 4.3.1: (i) if the coal delivered by Seller, as measured by the weighted average of all short proximate analyses in a given calendar month or the Monthly Composite Analysis (as defined in Section 6.2), fails to meet any of the monthly weighted average (“MWA”) quality specifications for [**] (other than with respect to the BTU/lb specification, for which Buyer’s sole remedy for failure of the coal to meet the MWA quality specification shall be the BTU Adjustment as provided in Section 3.2), or (ii) if in any thirty (30) day period, two (2) Shipments by railcar, or six (6) Shipments by truck, fail to comply with the Reject limits as

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

set forth in Exhibit A for any one or more of the quality specifications identified therein, as measured by the short proximate analysis, Buyer may by written notice to Seller suspend any further Shipments other than those already loaded into trucks or railcars; provided that in the case of a partially loaded train, Seller shall finish loading the railcars in such train.
(a) Within thirty (30) days after receipt of Buyer’s suspension notice pursuant to Section 4.3.2, Seller shall provide Buyer with reasonable assurances that subsequent deliveries of coal hereunder will meet the quality specifications on a MWA basis, and that subsequent Shipments of coal will comply with the Reject limits as set forth in Exhibit A for each of the quality specifications identified therein. In providing such assurances, Seller shall provide a reasonably detailed explanation for its failure to deliver coal that complies with the quality specifications as set forth in Exhibit A, and a reasonably detailed description of the remedial actions that Seller will undertake in support of its assurances. Buyer shall promptly review such assurances and respond to Seller within ten (10) days after receipt of such assurances. In reviewing the assurances provided by Seller, Buyer shall act in good faith and shall not unreasonably withhold acceptance of Seller’s assurances, or unreasonably delay the resumption of delivery of coal hereunder if such assurances are accepted. Buyer may require Seller to make-up deficiencies in the Base Tonnage for a Contract Year resulting from any such suspensions, subject to Seller’s right to dispute the validity and circumstances of such suspension, on a delivery schedule mutually agreed by the Parties.
(b) If Seller fails to provide assurances within the thirty (30) day period provided in Section 4.3.2(a) that are reasonably acceptable to Buyer, acting in good faith, Buyer may, in its sole discretion, terminate this Agreement by written notice to Seller.
(c) If Buyer terminates this Agreement pursuant to this Section 4.3, Seller shall reimburse Buyer the positive difference, if any, between (i) the purchase price and transportation costs on a cents per million BTU basis as transported to the Plant (without regard to Buyer’s right to designate alternate locations pursuant to Section 2.8) incurred by Buyer for Replacement Coal, and (ii) the sum, on a cents per million BTU basis, of the Base Price and transportation costs that Buyer incurs for transportation of the coal delivered hereunder to the Plant for each ton of coal remaining as of the date of termination to be delivered to Buyer hereunder during the Current Term (without regard to Buyer’s rights to increase the Base Tonnage pursuant to Section 2.2 or Section 2.3, other than increases for the relevant periods that have been declared by Buyer by written notice to Seller prior to the date of Buyer’s suspension notice pursuant to Section 4.3.2(a)). For purposes of this Agreement, the “Current Term” means, as applicable, the period beginning on the Effective Date and ending on December 31, 2016 if the Contract Year in which this Agreement is terminated occurs during such period, or the three (3) year period beginning on January 1, 2017 or any subsequent three (3) year period thereafter during the Term if the Contract Year in which this Agreement is terminated occurs during such three (3) year period. For purposes of this Agreement, “Replacement Coal” means, to the extent reasonably available, coal having similar quality specifications purchased under similar terms and conditions as this Agreement (excluding Buyer’s rights to extend the Term hereunder) that Buyer purchases, in an amount not to exceed the Base Tonnage (without regard to Buyer’s rights to increase the Base Tonnage pursuant to Section 2.2 or Section 2.3, other than increases for the relevant periods that have been declared by Buyer by written notice to Seller prior to the date of Buyer’s suspension notice pursuant to Section 4.3.2(a)) remaining as of the date of termination to

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

be delivered to Buyer hereunder during the Current Term; provided, however that any reasonable good faith purchase of coal to address Buyer’s short-term (i.e., 6 months or less) needs associated with a termination of this Agreement shall be considered Replacement Coal. Buyer shall use commercially reasonable attempts to acquire Replacement Coal at the lowest cost possible and shall take other reasonable steps to mitigate its damages, and shall provide reasonable documentation to Seller of the costs incurred. Payment of amounts, if any, determined under this Section 4.3.2(c) shall be made within 10 days following receipt of notice from Buyer of amounts owed.
4.3.3 OTHER THAN THE BTU ADJUSTMENT AS DETERMINED IN ACCORDANCE WITH SECTION 3.2, THE RIGHTS AND OBLIGATIONS OF THE PARTIES AS SET FORTH IN THIS SECTION 4.3 SHALL BE SELLER’S SOLE OBLIGATIONS AND BUYER’S SOLE AND EXCLUSIVE REMEDY AT LAW OR IN EQUITY FOR THE FAILURE OF COAL SOLD HEREUNDER TO MEET ONE OR MORE OF THE QUALITY SPECIFICATIONS AS SET FORTH IN EXHIBIT A.

4.4 Freeze Treatment Agent. Buyer shall have the right to require Seller to apply a freeze-treatment chemical agent to the coal delivered hereunder, and to the sides of railcars being used to transport the coal (collectively, “Freeze Treatment”). On or before November 1st of each year, Seller shall notify Buyer of the type of chemical agent to be used in the Freeze Treatment, the manufacturer of the chemical agent, and the cost per gallon of the chemical agent that will be used by Seller, and shall provide Buyer with a copy of the MSDS sheet of such chemical agent. Buyer shall provide Seller with reasonable advance notice of the dates for starting and ending the Freeze Treatment, and the temperature to which Buyer requests Freeze Treatment (e.g., 10°F below the expected low temperature), for Seller’s use in determining application rates. Seller shall invoice Buyer monthly in accordance with Section 7.1 for the cost of the Freeze Treatment provided by Seller, which shall be equal to (a) (i) Seller’s actual cost per gallon for the chemical agent used, multiplied by (ii) the gallons of chemical agent applied to each Shipment of coal hereunder during the prior calendar month, plus (b) an application fee of [**] of the total cost determined pursuant to subparagraph (a) of this Section 4.4.

ARTICLE 5

WEIGHING

5.1 Weighing. Determination of weights of coal delivered hereunder for payment purposes shall be based on weights obtained at the Mines. Coal shipped by railcar shall be weighed at the relevant Mine on a certified batch weigh load out system. Coal transported by truck shall be weighed at the relevant Mine by Seller’s certified truck scales.

5.2 Scales. All scales referred to herein shall be operated and maintained to be in conformance with the National Institute of Standards and Technology (NIST) Handbook 44, or the applicable Standards of the Association of American Railroads (AAR). Seller shall provide copies of all scale certification test reports to Buyer upon request. Seller shall promptly notify Buyer if Seller believes its scales have experienced a failure or are unavailable, or are inaccurate.

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

5.3 Unavailability; Inaccuracies.
5.3.1 If weights from Seller’s scales are not available for a Shipment due to failure, mechanical or otherwise, of Seller’s scales, or if Seller has determined that its scales are inaccurate, weights for such Shipments will be obtained from Buyer’s scales and the weights so determined shall be the governing weights for payment purposes; provided that Buyer’s scales shall be certified and maintained in accordance with the standards as referenced in Section 5.2. For rail shipments, if no other weights are available, the average per car weight of the previous three train deliveries shall be the weight used for payment purposes.
5.3.2 If either Party believes the other Party’s scales to be in error beyond acceptable tolerance, that Party shall notify the other of such discrepancy and its apparent duration as soon as practicable, and the Party owning or controlling the scale in question shall have such scale tested for accuracy. The other Party shall have the right to be present during such test. Should such test reveal an inaccuracy which exceeds permitted tolerances, the weights from the time first stated in the notice until the testing and calibration of such scales shall be adjusted by the percentage of inaccuracy discovered by such testing.

ARTICLE 6

SAMPLING AND ANALYSIS
6.1 Sampling. Coal samples to be used for determination of coal quality for coal delivered to Buyer hereunder shall be taken by Seller at the Mine in conformance with applicable American Society for Testing Materials (“ASTM”) standards. For deliveries by truck, governing coal samples shall be a representative composite of trucks loaded daily, taken by Seller at the Mine using sampling methods in accordance with applicable ASTM standards, or by use of such other methods as may be mutually agreed upon by the Parties. For coal delivered by rail car, governing coal samples shall be obtained using an automatic sampling system in accordance with methods approved by the ASTM or such other methods as may be mutually agreed upon by the Parties. Each calendar month, Seller shall collect a composite sample representative of the coal delivered in that particular month (the “Monthly Composite Sample”) for the purpose of preparing a Monthly Composite Analysis, as defined in Section 6.2 below.

6.2 Analysis. For purposes of this Agreement, the governing analysis of coal samples collected by Seller shall be performed by Standard Laboratories in Evansville, Indiana. All governing analyses performed shall be done in accordance with ASTM standards. Seller shall direct Standard Laboratories to conduct a short proximate analysis of such coal samples and provide the results of such analysis to Buyer at the same time that such results are provided to Seller. If Standard Laboratories fails to deliver any such analytical results to Buyer, Seller shall deliver a copy of such analytical results to Buyer as soon as possible after Buyer’s request. Seller shall or shall cause Standard Laboratories to also provide quick analyses to Buyer for each Shipment. Seller shall use commercially reasonable efforts to cause Standard Laboratories to provide the results of its quick analysis within twenty four (24) hours of delivery of the Shipment, or as soon as reasonably practicable. Each calendar month, Seller shall direct Standard Laboratories to analyze the [**] (as set forth in Exhibit A) of the Monthly Composite Sample (the “Monthly Composite Analysis”), which

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

Standard Laboratories shall provide to Seller and Buyer as soon as reasonably practicable. If Buyer requires monthly analysis of any of the other quality specifications set forth on Exhibit A, Buyer shall provide Seller with reasonable advance notice and Seller shall direct Standard Laboratories to perform the relevant analyses for such additional specifications as part of the Monthly Composite Analysis for that particular month. Not more than once every six calendar months, Buyer may request, and Seller shall cause Standard Laboratories to conduct, a Full Proximate Analysis of the Monthly Composite Sample and such analysis shall be treated as the Monthly Composite Analysis for that particular month. Seller shall require Standard Laboratories to retain samples for thirty (30) days after such results are submitted to Seller, during which period Buyer may request from Seller a split of such samples for purposes of conducting its own analyses. If Buyer does not give Seller notice within such thirty (30) day period that, based on analysis of such split by Buyer, Buyer disagrees with Seller’s analysis, then Seller’s analysis shall apply to all of the Coal in the Shipment from which the sample was taken and shall be the binding basis for any BTU Adjustments and for the exercise of Buyer’s rights to reject coal pursuant to Section 4.3. Buyer’s notice of disagreement with the analyses received from Standard Laboratories, if any, shall be accompanied by the results of Buyer’s analysis. If the Parties cannot reach agreement on the analysis within thirty (30) days following Seller’s receipt of Buyer’s notice, the dispute shall be settled by an analysis performed by a commercial testing laboratory mutually agreed upon by the Parties, and the results of those tests shall be final and binding on the Parties. In the event of a dispute, the cost of the analysis made by such commercial testing laboratory shall be shared equally by the Parties. Until such dispute is resolved, Buyer shall be responsible for payment based on the results of Seller’s analysis.

6.3 Alternatives. In the event that a Shipment of coal is not sampled at a Mine, or a sample is lost or has obviously been contaminated, Seller shall notify Buyer as promptly as practicable. Unless the Parties agree on an alternate sampling method, analytical results obtained from the weighted average quality of the three (3) previous Shipments to Buyer from such Mine will be used as representative of the quality of the Shipment not sampled at such Mine.

ARTICLE 7

INVOICING AND PAYMENT

7.1 Invoicing. Seller will prepare and submit invoices to Buyer via e-mail twice each calendar month. Seller shall submit one invoice to Buyer on or before the fifth (5th) day of each calendar month, which invoice shall include the coal delivered during the period from the sixteenth (16th) day of the prior calendar month to the last day of the prior calendar month, plus any BTU Adjustment for the prior calendar month as determined in accordance with Section 3.2, plus any Freeze Treatment costs for Shipments made during the prior calendar month determined in accordance with Section 4.4, plus any applicable Carlisle Deduction or Alternate Source Deduction determined in accordance with Section 1.4. Seller shall submit one invoice to Buyer on or before the twentieth (20th) day of each calendar month, which invoice shall include the coal delivered during the period from the first (1st) day of such calendar month to the fifteenth (15th) day of such calendar month, plus any applicable Carlisle Deduction or Alternate Source Deduction determined in accordance with Section 1.4.

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

7.2 Payment. Payment with respect to each invoice submitted by Seller hereunder shall be due no later than ten (10) days after Buyer’s receipt of such invoice. All payments will be made by ACH wire transfer of immediately available funds to the bank account as shown on Seller’s invoice.

7.3 Offset. If each Party is required to pay an amount to the other Party in the same month, then such amounts with respect to each Party shall be aggregated and the Parties shall discharge their obligations to pay through netting; in which case, the Party owing the greater aggregate amount shall pay to the other Party the difference between the amounts owed.

ARTICLE 8

FORCE MAJEURE

8.1 Impact of Force Majeure. If because of a Force Majeure Event, either Party is unable to carry out any of its obligations under this Agreement (other than any obligation to pay or expend money in connection with performance hereunder), and provided such Party promptly gives notice to the other Party of the existence of any such Force Majeure Event, then the obligations of the Party affected by such Force Majeure Event (other than any obligation to pay or expend money in connection with performance hereunder) shall be suspended to the extent made necessary by such Force Majeure Event and during its continuance, provided that the Party subject to such Force Majeure Event shall make all reasonable efforts to mitigate the impact of the Force Majeure Event and remove it with all reasonable dispatch.

8.2 Force Majeure Event. A “Force Majeure Event” as used herein means any cause beyond the reasonable control of the Party affected thereby, including but not limited to: acts of God, acts of the public enemy, insurrections, riots, terrorism, labor disputes, strikes, lockouts, boycotts, labor and material shortages, fires, explosions, landslides, earthquakes, storms, roof falls, rib falls, cave-ins, floods, aquifers, floor conditions, breakdowns of or damage to equipment or facilities, interruptions to transportation or shortages of transportation equipment, embargoes, blockades, acts of military authorities, inability to obtain permits or authorization from any government authority, any laws, orders, rules, regulations, enforcement proceedings or other acts or restraint of governmental authority, unexpected mining conditions including unforeseen changes in the coal seam, or faults or sandstone intrusions in the coal seam, and other cause including unsafe working conditions, or unscheduled outages and other unexpected disruptions at the Plant that exceed seven (7) days in duration, whether of the kind or character herein enumerated or otherwise, which is not within the control of the Party claiming excuse, whether or not foreseen or foreseeable, which wholly or partly renders the mining removal, processing or loading of all or part, of the normal output of the Mines impractical or unfeasible, or renders the accepting, utilizing, unloading, or intended use of the coal impossible, impractical or unfeasible, and which are not caused by acts or omissions of the Party failing to perform. Settlement of labor disputes shall be deemed beyond the control and without the fault or negligence of the Party experiencing such event. Seller’s ability to sell coal at a more advantageous price, Buyer’s ability to buy coal at a more advantageous price, or the change in the market price of coal, price of power, or other related costs, shall not constitute a Force Majeure Event.

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

8.3 Mitigation. Prior to deeming any legislation or regulation a Force Majeure Event, the Parties shall consider what steps can be taken by Buyer in the handling, transportation and use of the coal, or by Seller in the production, processing, preparation and loading of the coal. If no such practicable solution to the problem is presented by either Party, such legislation or regulation may constitute a Force Majeure Event. A Force Majeure Event shall not in any event include a lack of sufficient financial means to perform obligations or the failure to make payments in accordance with this Agreement. During the continuation of a Force Majeure Event, the other Party may make arrangements to sell or purchase the estimated quantity of coal so affected for the estimated duration of the Force Majeure Event.

8.4 Make-Up. In the event that a Force Majeure Event occurs, the delivery of the affected quantity of coal shall be made up by the Parties during the Contract Year in which such Force Majeure Event occurred, unless not reasonably practicable, in which case the delivery of the affected quantity of coal shall be made-up as soon as practicable in the following Contract Year; provided that coal delivered in the following Contract Year shall be applied first to make-up deliveries affected by a Force Majeure Event. Coal delivered pursuant to this Section 8.4 shall be delivered on a delivery schedule agreed to by the Parties, and the Base Price to be paid by Buyer for coal delivered pursuant to this Section 8.4 shall be the Base Price in effect when the applicable Force Majeure Event occurred.

8.5 Allocation in Event of Partially Reduced Capability. If a Force Majeure Event occurs and results in, or is reasonably projected to result in: (i) a reduction or limitation of Seller's ability to supply coal from a Mine, or (ii) the inability of Buyer to accept or utilize coal at the Plant, then in the case of Seller, Seller shall allocate available supplies of coal from Seller's Mines on a pro-rata basis among its customers, or others as required by law, to the extent that its contracts with other customers give Seller the right to reduce its supply obligations as a result of the Force Majeure Event. In the case of Buyer, Buyer shall spread its reduced ability to accept or utilize coal at the Plant among all its suppliers of coal to the Plant, committed at the time the Force Majeure Event occurred, on a pro-rata basis to the extent that its contracts with other suppliers give Buyer the right to reduce its purchase obligations as a-result of the Force Majeure Event. Any such allocation shall be determined on the basis of the number of tons of coal which Seller is obligated to deliver to its committed customers, or Buyer is obligated to receive from its committed suppliers, at the time the Force Majeure Event occurred.

8.6 Suspension; Termination. If due to a Force Majeure Event, a Party is unable to deliver or accept any coal hereunder, such Force Majeure Event continues for a continuous period of ninety (90) days or longer, and such event or events cannot be reasonably eliminated or are not likely to terminate within a reasonable period of time, the other Party shall, at any time after such ninety (90) day period and while such Force Majeure Event suspension continues, have the right, at its option, to terminate this Agreement by giving thirty (30) days written notice of termination to the Party claiming the Force Majeure Event. Other than outstanding payments due hereunder, no damages or compensation shall be paid by either Party because of such termination and such termination shall not be subject to the provisions of Article 12.

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

9.1 Representations; Warranties. As a material inducement to entering into this Agreement, each Party hereby represents and warrants to the other Party as of the date on which this Agreement is executed, as follows:
9.1.1 Such Party is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation; it has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted; and it is qualified to do business in those jurisdictions necessary to perform this Agreement.
9.1.2 There are no bankruptcy proceedings pending or being contemplated by it, or to its knowledge, threatened against such Party.
9.1.3 Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the effective date of this Agreement under such Party’s charter, by-laws or operating agreement, any governmental requirement, or any agreement or instrument to which it is a party or by which it is bound or to which it or its properties are subject, or constitute a default under any such agreement or instrument.
9.1.4 Such Party has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by it of this Agreement has been duly authorized by all necessary corporate action, as applicable, on its part; and this Agreement constitutes the legal, valid and binding obligations of such entity, enforceable against such entity in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws in effect from time to time relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.
9.1.5 No authorizations, approvals or consents of, and no filings or registrations with, any governmental authority are necessary for the execution, delivery or performance of this Agreement by such Party or for the validity or enforceability thereof.
9.1.6 Seller represents and warrants that it holds all necessary legal rights to sell to Buyer coal sufficient in quantity and quality to perform its obligations under this Agreement for the term hereof, and that Seller will hold good and marketable title to all coal that it sells hereunder.

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

ARTICLE 10

COMPLIANCE WITH LAW

Seller shall be in material compliance with all applicable laws and regulations in the performance of its obligations under this Agreement, including all environmental requirements in the mining, processing and storing of coal.

ARTICLE 11

INDEMNIFICATION

Seller shall defend, indemnify and hold harmless Buyer and its affiliates, directors, officers, employees and agents from and against all claims, demands, losses, damages, liabilities, obligations and costs (including reasonable attorneys’ and other litigation fees and expenses) (collectively “Claims”) arising out of or relating to personal injury to third parties or third party property damage resulting from the acts or omissions of Seller or its agents in the performance of this Agreement, without regard to which Party has title to the coal pursuant to Section 1.5, except to the extent such injury or damage arises out of the negligent acts or omissions of Buyer or its agents. Buyer shall defend, indemnify and hold harmless Seller and its directors, officers, employees and agents from and against all Claims arising out of or relating to personal injury to third parties or third party property damage resulting from the acts or omissions of Buyer or its agents in the performance of this Agreement, without regard to which Party has title to the coal pursuant to Section 1.5, except to the extent such injury or damage arises out of the negligent acts or omissions of Seller or its agents.

ARTICLE 12

DEFAULT, REMEDIES, AND TERMINATION

12.1 Default. In the event a Party shall: (i) make an assignment or any general arrangement for the benefit of creditors; (ii) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or case under any bankruptcy or similar law for the protection of creditors or shall have such a petition filed or proceeding commenced against it and such proceeding is not dismissed within sixty (60) days; (iii) otherwise become bankrupt or insolvent (however evidenced); (iv) be unable to pay its debts as they fall due; (v) have a receiver, provisional liquidator, conservator, custodian, trustee, or other similar official appointed with respect to it or substantially all of its assets; (vi) fail to perform any material obligation to the other Party with respect to this Agreement on or before the thirtieth (30th) day after written notice of such failure from the other Party is received (other than a failure of the coal to meet one or more of the quality specifications set forth in Exhibit A, for which the sole and exclusive rights, obligations and remedies are as set forth in Section 4.3 and, if applicable, Section 3.2); or (vii) not have paid any amount due the other Party hereunder on or before the tenth (10th) day following written notice that such payment is due, such Party shall be the “Defaulting Party” and such event shall be an “Event of Default” hereunder.

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

12.2 Remedies. The other Party that is not suffering the Event of Default (the “Non-Defaulting Party”) may, for so long as the Event of Default is continuing, (a) establish by written notice to the Defaulting Party a date, which shall be no earlier than thirty (30) days following the date of such notice, on which this Agreement shall terminate and withhold any payments due from and after the date of such notice in respect of this Agreement, subject to the rights of the Defaulting Party to dispute such termination and withholding in accordance with Article 14; and (b) suspend performance of its obligations under this Agreement, until the Event of Default is cured; provided that if the Event of Default is not cured in the time allowed under Section 12.1, or within thirty (30) days if no specific time period for cure is stated in Section 12.1, the Non-Defaulting Party may terminate this Agreement in accordance with subparagraph (a) of this Section 12.2. The termination of this Agreement pursuant to this Section 12.2 is not an exclusive right, but is in addition to any other rights recognized at law or in equity which may accrue to one Party or the other by reason of circumstances and conditions that are not the subject of an exclusive right that is specifically stated herein.

12.3 Termination by Buyer or Seller. Notwithstanding the Effective Date of this Agreement, if Seller does not become an affiliate of Sunrise Coal, LLC, an Indiana limited liability company, on or before December 31, 2014, either Buyer or Seller may terminate this Agreement immediately upon written notice to the other Party. Neither of the Parties shall have any obligation to the other hereunder following the termination of this Agreement pursuant to this Section 12.3.

12.4 Termination by Buyer.
12.4.1 In the event that Buyer determines that it [**], Buyer shall promptly notify Seller in writing. The Parties shall in good faith attempt to resolve the problem in a manner that would allow Buyer to [**]. If after six (6) months, the Parties have not reached agreement on a mutually acceptable solution, Buyer shall have the right to terminate this Agreement as of such date after which it [**], by given written notice of such termination to Seller. Buyer shall use good faith efforts to give Seller as much prior notice of termination as practicable. Nothing herein shall be construed as requiring Buyer to incur any significant added expense or significant capital investment to [**]. Neither of the Parties shall have any obligation to the other hereunder following the date of such termination, except with respect to matters occurring prior to the date of termination.

12.4.2 As a regulated utility, Buyer engages in [**]. In the event [**] directs Buyer to [**], Buyer may terminate this Agreement by giving Seller no less than one (1) year advance written notice of such termination, in which event this Agreement will terminate on the date specified in Buyer’s notice; provided that such date shall not be any earlier than the date on which Buyer [**]. In the event [**] directs Buyer to [**], Buyer may reduce the Base Tonnage of coal to be supplied hereunder by giving Seller no less than one (1) year advance written notice of such reduction; provided [**]. Neither of the Parties shall have any obligation to the other hereunder following the date of such termination, except with respect to matters occurring prior to the date of termination.

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

12.5 Termination by Seller. Notwithstanding Buyer’s extension of the Term of this Agreement pursuant to Section 1.1, if after the first extension of the Term of this Agreement pursuant to Section 1.1, Seller intends to permanently cease production from any of the Mines during the three (3) year period of any on-going or pending extension term (other than the first extension of the Term of this Agreement pursuant to Section 1.1), and Seller determines in its reasonable discretion that it will not be able to supply the Base Tonnage from the other Mines once such Mine ceases production, Seller may reduce the Base Tonnage by giving Buyer no less than one (1) year advance written notice of such reduction in the Base Tonnage hereunder to an amount equal to the amount of coal meeting the quality specifications that Seller reasonably expects to be able to deliver during the remaining Term of this Agreement and any remaining extensions hereunder, taking into account the quantity of uncommitted coal, and the quality specifications of such coal, that Seller expects to produce at the other Mines as of the date that Seller ceases production at the Mine in question; provided that in no event shall the Base Tonnage exceed 40% of the total production from the remaining Mines. If Seller does not expect to produce more than a de minimis amount of coal in excess of Seller’s commitments to other coal purchasers, Seller’s notice to Buyer may instead give Buyer notice of the date on which this Agreement will terminate. If Seller has elected to reduce the Base Tonnage hereunder, this Agreement shall continue in accordance with its terms and conditions. In determining the extent of the reduction in the Base Tonnage upon shutdown of a Mine, Seller shall not give any of its other customers any priority over Buyer with respect to the purchase of any uncommitted coal that Seller has available at such time. Nothing herein shall be construed as requiring Seller to (i) incur any significant added expense or significant capital investment to continue the production of coal from the Mine in question, or (ii) reserve or withhold any coal from the other Mines from any of its other customers in order to have uncommitted coal available for Buyer hereunder. Neither of the Parties shall have any obligation to the other hereunder following the date of such termination, except with respect to matters occurring prior to the date of termination.

12.6 Consequential Damages. Neither Party shall be liable to the other Party for any special, consequential or punitive damages, loss of profit, loss of customers, loss of revenues, loss of productivity, loss of goodwill or loss of use arising out of the performance, breach or nonperformance of this Agreement by such Party, irrespective of any legal theory under which the same may otherwise be asserted, except to the extent that third party claims with respect to which a Party is indemnified hereunder are deemed to constitute such damages.

ARTICLE 13

RECORDS; AUDITS

13.1 Records. Seller shall establish and maintain, subject to modification from time to time as may be required by Seller, a system of accounting such that all information which must be provided to Buyer as part of this Agreement shall be determinable by accounting periods

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

regularly used by Seller. Such system shall be in accordance with generally accepted accounting principles consistently applied, and appropriate to permit the development of the invoices, accountings and other documentation required by this Agreement.

13.2 Audit Rights. Upon reasonable notice and during normal business hours, each Party and its designated independent auditors, shall have the right to inspect the other Party’s books and records relating to all provisions of this Agreement, which include coal quality, quantity shipped and quantity received, price adjustments, or as may be necessary to satisfy inquiries from governmental or regulatory agencies, but only to the extent necessary to verify the accuracy of any statement, charges, payments or computations made pursuant to this Agreement. Each Party shall make a reasonable effort to facilitate the other Party’s inspection of such records in its possession. The Party conducting the inspection and its auditors, to the extent permitted by law or regulation, shall treat all such information as confidential. Any such audit shall in any event be conducted during the 12 months after the date of the report, accounting or statement provided that is subject to such audit.

13.3 Inspections. Buyer and its duly authorized representatives shall upon reasonable advance notice and during normal operating hours, have the right to inspect the Mines and Seller’s related coal preparation, loading and other related facilities. Buyer’s inspections shall be performed in a reasonable manner and without interfering with Seller or Seller’s operations at the Mine. Buyer shall cause each of its representatives that perform such inspections to participate in any required safety training, sign appropriate waivers and comply with all of Seller’s safety and security policies then in effect at the Mines.

13.4 Confidential Nature of Records. Buyer recognizes that the records to be maintained by Seller under this Article 13, and the information provided by either party in the course of an audit are confidential and proprietary in nature. Accordingly, each Party agrees that no information obtained in an audit or inspection will be disclosed without prior consent in writing from the other Party, except to the extent a Party is legally compelled to make such disclosure pursuant to applicable law, or to establish a claim or defense on behalf of Buyer in a Dispute between Buyer and Seller. Buyer shall in any event seek confidential treatment of such information prior to making any such disclosure.

ARTICLE 14

DISPUTE RESOLUTION

14.1 Dispute Notice. Except for disputes regarding the determination of the Market Adjusted Base Price, which shall be settled in accordance with Section 3.4, any controversy, claim, counterclaim, dispute, difference or misunderstanding arising out of or relating to the interpretation or application of this Agreement (a “Dispute”), shall be resolved by the Parties in accordance with this Article 14. In the event of a Dispute, either Party may provide written notice to the other of the existence of a Dispute. Such notice shall state the nature or subject of the Dispute, and the notifying Party’s position thereon. The Parties shall, for a period of thirty (30) days following the date of such notice, engage in good faith discussions and negotiations in an attempt to resolve such Dispute.

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

14.2 Escalation. In the event no resolution is reached in the preliminary thirty (30) day period as described in Section 14.1, either Party may, following the expiration of the original thirty (30) day period, designate by written notice, a member of such Party’s senior management for further discussions and negotiations. Within five (5) business days of receipt of that designation, the other Party shall designate by written notice, a member of its senior management to participate in such further discussions and negotiations. Commencing on receipt of this second designation, an additional twenty (20) day period shall commence during which the designated senior management from both Parties, together with such assistance as they may deem appropriate, shall engage in good faith discussions and negotiations to resolve the Dispute. In the event that the discussions and negotiations involving senior management during such additional twenty (20) day period produces no resolution, either Party may submit the Dispute to binding arbitration in accordance with Section 14.3.

14.3 Arbitration. In the event the Parties are unable to resolve a Dispute pursuant to Section 14.1 or Section 14.2, either Party may demand an arbitration proceeding by written demand to the other Party and the appropriate office of the American Arbitration Association (the “AAA”). All arbitration proceedings shall take place in Indianapolis, Indiana under the auspices of the AAA in accordance with the Federal Arbitration Act and the AAA Commercial Arbitration Rules then in effect, subject to the specific provisions of this Section 14.3.
14.3.1 For all Disputes where the amount or value of the Dispute is less than $1,000,000, the arbitration proceeding shall be conducted by a single neutral arbitrator selected by Buyer and Seller (or the AAA if the Buyer and Seller cannot agree within twenty (20) days) of the demand for arbitration. For all Disputes where the amount or value of the Dispute is equal to or more than $1,000,000, the arbitration proceeding shall be conducted by a panel of three (3) neutral arbitrators, one of which shall be selected by Buyer, and one of which shall be selected by Seller. Buyer and Seller shall mutually select the third neutral arbitrator. If the arbitration is to be conducted by a panel of three (3) arbitrators, and the Parties have not each appointed a neutral arbitrator and agreed on the third arbitrator on or before thirty (30) days following the delivery of a demand for arbitration, then either Party may request that the AAA designate any remaining arbitrators pursuant to its Commercial Arbitration Rules and such designation shall be binding on the Parties.
14.3.2 The arbitration decision shall be by majority vote if the arbitration proceeding is conducted by a panel, and shall be issued in a writing that sets forth in separately numbered paragraphs all of the findings of fact and conclusions of law necessary for the decision. Findings of fact and conclusions of law shall be separately designated as such. The arbitrator(s) shall not be entitled to deviate from the construct, procedures or requirements of this Agreement. Any decision rendered by the arbitrator(s) in any arbitration shall be final and binding upon the Parties, and judgment may be entered on the award in any court of competent jurisdiction. The cost of the arbitration shall be borne equally by the Parties.
14.3.3 Each Party shall be entitled to be represented by counsel in any such arbitration proceeding, to present written and oral evidence and arguments, to cross-examine the other Party’s witnesses, and to obtain a list of the other Party’s witnesses and evidence no less than fourteen (14) days prior to the hearing. The formal rules of evidence shall not apply, but the arbitrator(s) may be guided by the Federal Rules of Evidence in conducting the proceeding. The

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

arbitrator(s) shall permit and facilitate such disclosure and discovery of facts, documents and tangible things as the arbitrator(s) shall determine is appropriate in the circumstances, taking into account the needs of the Parties and the desirability of making disclosure expeditious and cost-effective. The arbitrator(s) may issue orders to protect the confidentiality of proprietary information, trade secrets and other sensitive information disclosed.

14.4 Extensions. The Parties may agree, in writing, to extend any time period provided for in this Article 14.

ARTICLE 15

MISCELLANEOUS

15.1 Notices. Any notice, request, consent, demand, report, or statement which is given or made under any of the provisions of this Agreement shall be in writing unless otherwise provided herein, and shall be treated as duly delivered when the same is either personally delivered to the Party to whom directed, when sent by United States certified mail with all necessary postage prepaid and a return receipt requested, when sent by a nationally recognized overnight delivery service with charges fully prepaid, or when sent by electronic mail or facsimile with confirmation of receipt, and addressed to the respective Party at the below specified address:

Notices to Buyer

Southern Indiana Gas and Electric Company
One Vectren Square
Evansville, IN 47708
Attn: Wayne D. Games
E-mail: wdgames@Vectren.com
Fax: 812.491.4684

With a copy to:
Robert E. Heidorn
Senior Vice President and General Counsel
Vectren Corporation
One Vectren Square
Evansville, IN 47741
E-mail: rheidorn@Vectren.com
Fax: 812.491.4238

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

Notices to Seller

Vectren Fuels, Inc.
One Vectren Square
Evansville, IN 47741
Attn: Randy Beck

Either Party may update or modify the address(es) to whom notice shall be sent hereunder from time to time, by written notice to the other Party as provided above.

15.2 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

15.3 Assignment. This Agreement may not be assigned by either Party without the written consent of the other Party, not to be unreasonably withheld or delayed. Notwithstanding the foregoing, either Party may without the written consent of the other Party, assign or otherwise transfer this Agreement (a) in the case of Seller, to an affiliate of such Party; (b) to a successor to all or substantially all of such Party’s assets; provided that such successor has a financial condition at least equivalent to that of the assigning Party; (c) in the case of Buyer, to a successor to all or substantially all of the property and assets comprising the Plant; (d) to secure such Party’s indebtedness incurred or to be incurred for the purposes of or in connection with the performance of this Agreement; and (e) to one or more persons, firms or corporations who shall assume the obligation of the transferring Party hereunder in connection with the enforcement of any assignment or transfer referred to in subparagraph (d) of this Section 15.3. The Party making any such permitted assignment or transfer hereunder shall give the other Party ten (10) days written notice of such assignment or transfer. Except with respect to an assignment pursuant to subparagraph (d) of this Section 15.3, no assignment under this Agreement shall be effective until the assignee, in writing delivered to the non-assigning Party, has agreed to accept the assignment and to be bound by all the terms and conditions in this Agreement.

15.4 Survival. The terms and provisions of this Agreement regarding payment and indemnity shall survive the expiration or the termination of this Agreement indefinitely. The terms and provisions of this Agreement regarding records and confidentiality shall survive the expiration or the termination of this Agreement for a period of five (5) years.

15.5 Waivers. The failure of a Party to insist in any one or more instances upon strict performance of any provisions of the Agreement by the other Party, or to take advantage of any of its rights hereunder, shall not be construed as a waiver by such Party of any such provision or the relinquishment by such Party of any such rights in respect of any subsequent nonperformance of such provision, but the same shall continue and remain in full force and effect.

15.6 Severability. The provisions of this Agreement are severable, and the invalidity or unenforceability of any one or more provision shall not affect or limit the validity of the remaining provisions. Should any particular provision be held to be unreasonable or unenforceable for any reason, then such provision shall be given effect and enforced. to whatever extent would be reasonable and enforceable under the applicable law.

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

15.7 Governing Law. This Agreement and any questions concerning its validity, construction, interpretation or performance shall be governed by the laws of the State of Indiana without reference to any other choice of law provisions. Any action which may be commenced based on, arising from or related to this Agreement shall be brought only in the federal or state courts sitting in the State of Indiana.

15.8 Headings. The captions of Articles and Sections in this Agreement are for convenience of reference only and shall not be taken or construed to define or limit any of the terms or provisions of this Agreement.

15.9 Confidentiality. Each Party acknowledges that this Agreement contains confidential information, which could put the other Party at a competitive disadvantage in its purchasing and sales activities, if disclosed to the public. Therefore, this Agreement and its terms shall be kept confidential and shall not be disclosed to any third party, except (a) as required by law or governmental or judicial order, including as required by the IURC, (b) pursuant to securities laws and regulations applicable to a Party, (c) as mutually agreed to by the Parties hereto; provided that this Section 15.9 shall not be construed to prohibit disclosure of this Agreement and its terms to a Party’s affiliates and its directors, employees, advisors, lenders, counsel, accountants, representatives, and prospective purchasers, solely for the purpose of evaluating, negotiating, and consummating the transactions contemplated by the Parties under this Agreement, and who have been notified of such Party’s confidentiality obligations hereunder. Each Party shall be responsible for any disclosure of this Agreement or its terms by any of such persons or entities that receive such information from such Party. If a Party reasonably believes it is required to disclose this Agreement or any of its terms pursuant to subparagraph (a) or (b) of this Section 15.9, such Party shall promptly notify the other Party, shall seek confidential treatment of any information that is disclosed, shall disclose only that part of the information that such Party is advised by counsel is required to be disclosed, and shall cooperate with the other Party’s reasonable attempts to obtain confidential treatment of this Agreement and any terms that may have been disclosed. This Section 15.9 shall not apply to information, including redacted copies of other coal supply agreements entered into by a Party, provided by a Party in connection with the Market Price Adjustments contemplated in Section 3.4, which shall be subject to the requirements of Section 3.4.5.

15.10 Guarantee. Unless this Agreement is terminated pursuant to Section 12.3, within ten (10) days after Seller becomes an affiliate of Sunrise Coal, LLC, if at all, Seller shall in its sole discretion, either assign this Agreement to Sunrise Coal, LLC and notify Buyer accordingly, or deliver to Buyer, and thereafter maintain until such time as this Agreement is assigned to Sunrise Coal, LLC (or its successor), a guarantee by Sunrise Coal, LLC (or its successor) of Seller’s obligations hereunder substantially in the form set forth in Attachment 2 to this Agreement. Notwithstanding anything to the contrary in the foregoing or in Section 15.3(a) or Section 15.3(e), (i) if this Agreement is assigned to Sunrise Coal, LLC and subsequently assigned to an affiliate of Sunrise Coal, LLC (or its successor), Seller shall as a condition to such assignment, deliver to Buyer and thereafter maintain until such time as this Agreement is assigned to Sunrise Coal, LLC (or its successor), a guarantee by Sunrise Coal, LLC (or its successor) of Seller’s obligations hereunder substantially in the form set forth in Attachment 2 to this Agreement; (ii) if (A) Seller has the obligation to deliver a guarantee by Sunrise Coal, LLC pursuant to this Section 15.10, (B) Sunrise Coal, LLC no longer directly or indirectly holds all of

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

the Mines, and (C) the financial condition of Sunrise Coal, LLC is no longer equivalent to or better than the financial condition of Sunrise Coal, LLC as of the Effective Date, and (iii) if this Agreement is assigned pursuant to Section 15.3(c) and the financial condition of the assignee is not equivalent to or better than the financial condition of Sunrise Coal, LLC as of the Effective Date, then Seller or such assignee, as applicable, shall, in lieu of delivering a guarantee by Sunrise Coal, LLC (or its successor), deliver to Buyer and thereafter maintain a guarantee of Seller’s obligations hereunder substantially in the form set forth in Attachment 2 to this Agreement by an affiliate of Sunrise Coal, LLC (or its successor) with a financial condition equivalent to or better than the financial condition of Sunrise Coal, LLC as of the Effective Date, or such other form of financial security as is reasonably acceptable to Buyer.

15.11 Entire Agreement. This Agreement contains the complete and exclusive embodiment of the Parties’ agreement as to matters herein referenced, and supersedes all other or prior agreements with respect thereto. No amendments or modifications hereto shall be binding unless in a writing signed by each of the Parties.

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be executed by their respective officers as of June 30, 2014.

SELLER

VECTREN FUELS, INC.

By:     /s/ Randy L. Beck
Name :     Randy L. Beck
Title:         President

BUYER

SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
d/b/a VECTREN POWER SUPPLY, INC.

By:     /s/ Wayne D. Games
Name :     Wayne D. Games
Title:         VP - Power Supply

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

{Signature page to Warrick Unit #4 Coal Supply Agreement}
EXHIBIT A

COAL QUALITY SPECIFICATIONS

The coal supplied under this Agreement shall meet the following quality specifications on an “as received” basis. Coal quality shall be determined in accordance with Article 6.

	Typical	MWA (monthly weighted average)	Reject (per Shipment)
Moisture (%)	[**]	[**]	[**]
Ash (%)	[**]	[**]	[**]
BTU/Lb.	[**]	[**]	[**]
SO2 (LBs/MMBTU)	[**]	[**]	[**]
Sulfur (%)	[**]	[**]	[**]
Volatile Matter (%)	[**]	[**]	[**]
AFT h/w, reducing [0]F	[**]	[**]	[**]
HGI	[**]	[**]	[**]
Size (2” x 0) (Percent passing thru ¼” screen)	[**]	[**]	[**]
Sodium Equivalent (% Ignited)	[**]	[**]	[**]
Ferric Oxide (% Ignited)	[**]	[**]	[**]
Silicon Dioxide (% Ignited)	[**]	[**]	[**]
Aluminum Oxide (% Ignited)	[**]	[**]	[**]
Arsenic (ug/g dry basis)	[**]	[**]	[**]
% Chlorine (until December 31, 2019, inclusive)	[**]	[**]	[**]
% Chlorine (beginning January 1 2020 and thereafter)	[**]	[**]	[**]
Mercury (ug/g dry basis)	[**]	[**]	[**]

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

ATTACHMENT 1

AMENDMENT AND TERMINATION AGREEMENT
This Amendment and Termination Agreement (this “Agreement”) is made and entered into effective as of June 30, 2014 (the “Effective Date”), by and between Southern Indiana Gas And Electric Company d/b/a Vectren Power Supply, Inc., an Indiana corporation (“Buyer”), and Vectren Fuels, Inc., an Indiana corporation (“Seller”). Buyer and Seller are also referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Buyer and Seller are parties to that certain Warrick Unit # 4 Coal Supply Agreement entered into effective as of January 1, 2009, as amended from time to time (the “Original Agreement”).
WHEREAS, Buyer and Seller are entering into that certain Warrick Unit #4 Coal Supply Agreement made and entered into effective as of January 1, 2015 (the “2015 CSA”), for the supply of bituminous coal for use in its Warrick Unit #4 generating plant (the “Plant”).
WHEREAS, it is a condition to the willingness of Seller to enter into the 2015 CSA that certain amendments be made to the terms and conditions of the Original Agreement, as set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the Parties contained herein, the Parties agree as follows:
AGREEMENT
1. Amendments to the Original Agreement. Notwithstanding anything to the contrary in the Original Agreement, the Parties hereto agree that the following terms shall apply effective immediately as of the date on which Seller becomes an affiliate of Sunrise Coal, LLC. In the case of any conflicts between the foregoing and the terms of the Original Agreement, the provisions of this Section 1 shall govern.
a). Source of Coal. The source of the coal to be delivered by Seller shall be the Seller’s Oaktown 1 or Oaktown 2 Mines (collectively, the “Mines”). Seller shall have the right to notify Buyer that the coal to be sold by Seller and purchased by Buyer under this Agreement may also be mined from coal properties and reserves at Sunrise Coal, LLC’s Carlisle Mine, located in and around Sullivan County, Indiana. Seller’s right to deliver coal mined from the Carlisle Mine under this Agreement shall arise automatically upon Seller’s notice to Buyer, subject to the Parties’ agreement on the Carlisle Deduction (as defined below). Within thirty (30) days after Seller becomes an affiliate of Sunrise Coal, LLC, Buyer shall notify Seller if its cost to transport coal from the Carlisle Mine to the Plant differs from the cost to transport coal from the Seller’s Oaktown 1 or Oaktown 2 Mines. Such notice shall include reasonable supporting documentation of the respective transportation costs. Buyer and Seller, each acting in good faith, shall determine the difference between Buyer’s transportation costs for coal transported for: (a) each ton of coal delivered from the Carlisle Mine, and (b) each ton of coal delivered the
Att 1 - 1

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

Seller’s Oaktown 1 or Oaktown 2 Mines (such difference in costs, the “Carlisle Deduction”), and Seller shall apply the Carlisle Deduction to all tons of coal delivered from the Carlisle Mine in its invoices when submitted to Buyer. To the extent the Carlisle Deduction is different for rail and truck transportation, the Carlisle Deduction for the applicable transportation mode shall be utilized. The Parties shall document the agreed Carlisle Deduction in a writing signed by both Parties. Once the Parties agree on the Carlisle Deduction, the Carlisle Mine shall be deemed to be one of the “Mines” for all purposes hereunder.
b). Delivery. Coal shall be delivered F.O.B. railcar or truck (as elected by Buyer) at the Mines (as elected by Seller), in substantially equal monthly quantities on a mutually agreeable delivery schedule. Seller will coordinate loading at the Mines with Buyer and Buyer’s relevant carriers. The foregoing provisions replace any provisions in the Original Agreement regarding point of delivery and delivery schedule, including, without limitation, any limitations set forth in Section 3.1 or otherwise in the Original Agreement with respect to the number of tons that may be delivered per day , all of which are hereby superseded in their entirety.
c). Transportation. Buyer shall be solely responsible for transportation of the coal from the Mines to the Plant, including providing railcars or trucks, as Buyer elects, for loading at the Mines. Buyer may, in its sole discretion, direct any coal delivered hereunder to any of Buyer’s or its affiliate’s power generating stations other than the Plant; provided that Buyer shall be responsible for all additional transportation costs associated with such election. Buyer’s right to direct coal to a power generating station other than the Plant shall in no way be construed as an obligation to do so under any circumstance. The foregoing provisions replace any provisions in the Original Agreement regarding transportation and transportation costs, all of which are hereby superseded in their entirety.
d). Base Tonnage. The quantity of coal to be delivered under the Original Agreement in calendar year 2014, is as follows (the “Base Tonnage”):
2014 - 480,000 tons
Buyer has notified Seller that Buyer has utilized its option to adjust the Base Tonnage by + [**] pursuant to the Original Agreement to decrease the amount of coal to be delivered pursuant to the Original Agreement to [**] tons annually, until further notice.
e). Buyer Option to Adjust. Buyer’s option to adjust the annual Base Tonnage by + [**] as stated in Section 3.1 of the Original Agreement, shall remain in full force and effect during the term thereof.

Att 1 - 2

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

f). Coal Quality Specifications. The table in Exhibit A to the Original Agreement is hereby deleted in its entirety and replaced with the following table:

Quality Specifications
Coal Characteristics	MWA (monthly weighted average)	Penalty Threshold	Reject
Caloric value, as received	[**]	[**]	[**]
% Moisture, as received	[**]	[**]	[**]
% Ash, as received	[**]	[**]	[**]
SO2	[**]	[**]	[**]
Ash Fusion, softening, H=W red	[**]	[**]	[**]
Hardgrove Grindability Index	[**]	[**]	[**]
Nominal Size	[**]	[**]	[**]
Percent passing thru ¼” screen	[**]	[**]	[**]
Chlorine	[**]	[**]	[**]
Mercury (ug/g dry basis)	[**]	[**]	[**]

g). Weighing. The provisions of Article 5 of the 2015 CSA shall apply, and shall replace any provisions of the Original Agreement regarding weighing or the other matters addressed in Article 5 of the 2015 CSA, in their entirety.
h). Sampling and Analysis. The provisions of Article 6 of the 2015 CSA (other than quality specifications and without regard to cross-references to other provisions of the 2015 CSA) shall apply, and shall replace any provisions of the Original Agreement regarding sampling and analysis or the other matters addressed in Article 6 of the 2015 CSA, in their entirety.
i). Invoicing and Payment. The provisions of Article 7 of the 2015 CSA shall apply, and shall replace any provisions of the Original Agreement regarding invoicing and payments or the other matters addressed in Article 7 of the 2015 CSA, in their entirety
2. Termination of the Original Agreement. Notwithstanding anything to the contrary in the Original Agreement, the Parties hereby agree that the Original Agreement shall terminate and be of no further force and effect as of 11:59 pm Eastern on December 31, 2014, except with respect to the obligation to make any payments remaining to be made as of such date.
3. Termination of this Agreement. If Seller does not become an affiliate of Sunrise Coal, LLC, an Indiana limited liability company, on or before December 31, 2014, either Buyer or Seller may terminate this Agreement immediately upon written notice to the other Party, after which this Agreement shall be of no further force and effect.

Att 1 - 3

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

4. No Other Modifications. Except as amended herein, all other terms, conditions and provisions of the Original Agreement not explicitly modified or amended in this Agreement shall remain unchanged and shall continue in full force and effect.
5. Counterparts and Facsimile. This Agreement may be executed in counterparts and by facsimile, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
[signature page follows]

Att 1 - 4

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be executed by their respective officers as of the date first written above.

SELLER

VECTREN FUELS, INC.

By:     /s/ Randy L. Beck
Name :     Randy L. Beck
Title:         President

BUYER

SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
d/b/a VECTREN POWER SUPPLY, INC.

By:     /s/ Wayne D. Games
Name :     Wayne D. Games
Title:         VP - Power Supply

{Signature page to Warrick Unit #4 Amendment and Termination Agreement}

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

ATTACHMENT 2

FORM OF GUARANTEE
Guaranty

This GUARANTY, dated as of the day of , 2014, is entered into by Sunrise Coal, LLC, an Indiana limited liability company (“Sunrise”), to and for the benefit of Southern Indiana Gas And Electric Company d/b/a Vectren Power Supply, Inc., an Indiana corporation (“VPS”).

WITNESSETH:

WHEREAS, VECTREN FUELS, INC., an Indiana corporation (“Fuels”), is a wholly owned subsidiary of Sunrise.

WHEREAS, Fuels and VPS have entered into that certain Warrick Unit 4 Coal Supply Agreement made and entered into effective as of January 1, 2015 (the “2015 CSA”).

WHEREAS, as an inducement to VPS entering into the 2015 CSA and subject to Fuels becoming a wholly-owned subsidiary of Sunrise, Fuels has agreed to cause Sunrise to execute and deliver this Guaranty for the benefit of VPS within 10 days after the date on which Fuels becomes a wholly-owned subsidiary of Sunrise, if at all.

NOW, THEREFORE, in consideration of the foregoing premises and the following covenants and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sunrise covenants with VPS as follows:

1. Guaranty. For value received and in consideration of the direct and indirect benefits to be derived by Sunrise in connection with the transactions contemplated by the 2015 CSA, with effect from January 1, 2015, Sunrise hereby guarantees to VPS the payment and performance as and when due of all obligations of Fuels (and any assignee of Fuels that is an affiliate of Sunrise) arising out of or related to the 2015 CSA, subject in all respects to all of the conditions, limitations, and qualifications set forth in the 2015 CSA (the “Obligations). This is a continuing Guaranty of payment and performance and not merely of collection. Subject to the provisions of Section 4, this Guaranty shall terminate upon the earlier of the termination of the Obligations or the date that is 12 months after the termination or expiration of the 2015 CSA; provided, however, that this Guaranty and Sunrise’s liability hereunder shall survive any such termination with respect to any claims made by VPS under the 2015 CSA if such claims are made prior to such termination.

2. Waiver. Sunrise hereby expressly waives notice from VPS of its acceptance of and reliance upon this Guaranty. Sunrise consents to any extensions of time for the payment or performance of the Obligations and to any changes in the terms of the 2015 CSA, and waives any notices thereof. Sunrise also waives promptness, diligence, presentment to or demand of payment or performance from anyone other than Fuels liable upon the Obligations, and

Att 2 - 1

[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

presentment, notice of dishonor, protest and all other notices whatsoever. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by Sunrise and VPS. VPS’s failure or delay in exercising any right, remedy or power hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise by VPS of any right, remedy or power hereunder preclude VPS from any other or future exercise of any right, remedy or power. Each and every right, remedy and power granted to VPS hereunder or allowed to it by law or other agreement shall be cumulative with and not exclusive of any other.

3. Waiver of Defenses. The liability of Sunrise under this Guaranty, and Sunrise’ obligations under this Guaranty shall not be impaired or released as a result of (a) any change of the time, manner or terms of payment or performance of any of the Obligations; (b) any renewal or increase of any of the Obligations; (c) the assignment of the 2015 CSA to an affiliate of Sunrise pursuant to Section 15.3(a) of the 2015 CSA; (d) any release or partial release of any other guarantor or other obligor in respect of any of the Obligations; (e) any modification, amendment, waiver or renewal of, or consent to departure from, any agreement or instrument relating to any of the Obligations; (f) VPS’s exercise or failure to exercise any rights against Fuels, Sunrise or others or any other action or inaction by VPS in respect of any of the Obligations; (g) with respect to any of the foregoing, the lack of notice to or consent by Sunrise; or (h) any other circumstance which might otherwise constitute a defense available to, or discharge of, a surety or a guarantor excepting payment and performance, as applicable. Nothing herein is intended to deny Sunrise, and Sunrise shall have and may assert any and all of the defenses, set-offs, counterclaims and other rights which Fuels is or may be entitled to assert that arise from or out of the 2015 CSA, except for defenses arising out of the bankruptcy, insolvency, dissolution or liquidation of Fuels. The obligations of Sunrise hereunder are several from Fuels or any other person, and are primary obligations concerning which Sunrise is the principal obligor. There are no conditions precedent to the enforcement of this Guaranty, except as expressly contained herein.

4. Reinstatement Provision. If VPS receives any payment or payments on account of the Obligations, which payment or payments of any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy act or code, state or federal law, common law or equitable doctrine, then to the extent of any sum not finally retained by VPS, Sunrise’ obligations to VPS hereunder shall be reinstated and this Guaranty, shall remain in full force and effect (or be reinstated) until payment of the Obligations shall have been made to VPS, which payment shall be due on demand.

5. Assignment. This Guaranty shall be binding upon Sunrise and upon its successors and assigns and shall be for the benefit of VPS and its successors and assigns. Sunrise may not assign this Guaranty or the obligations hereunder without the express written consent of VPS and such consent will not be unreasonably withheld. Any purported assignment in violation of this Section 5 shall be void and without effect.

6. Applicable Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of Indiana, without giving effect to laws of such state that would require the application of the laws of any other state.

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[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

7. Severability. In case any clause, provision or section of this Guaranty, or any application thereof, is for any reason held to be illegal, invalid, or inoperable, Sunrise and VPS shall negotiate an equitable adjustment to such affected provisions of this guaranty with a view towards effecting the purpose and intent of the Guaranty, and subject to such adjustment such illegality, invalidity or inoperability shall not affect the remainder thereof or any other clause, provision or section, and each such clause, provision or section shall be deemed to be effective and operative in the manner and to the fullest extent permitted by law.

8. Only Agreement. This Guaranty is the entire and only agreement between Sunrise and VPS with respect to the guaranty of the Obligations of Fuels by Sunrise.

9. Representations and Warranties. Sunrise represents and warrants to VPS that: (a) Sunrise is a limited liability company duly organized and validly existing under the laws of the State of Indiana; (b) Sunrise has all requisite power and authority to execute and to deliver and to perform all of its obligations under this Guaranty; (c) the execution, delivery and performance of this Guaranty by Sunrise are within its powers and have been duly authorized by all necessary limited liability company actions; (d) this Guaranty constitutes a legally valid and binding agreement of Sunrise, subject only to insolvency, bankruptcy, moratorium, reorganization, fraudulent conveyance or similar laws affecting creditors’ rights generally and by general principles of equity; (e) the execution, delivery and performance of this Guaranty will not violate any provision of any requirement of law or contractual obligation of Sunrise (except to the extent that any such violation would not reasonably be expected to have a material adverse effect on Sunrise’ ability to perform this Guaranty); (f) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any stockholder or creditor of Sunrise) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty, other than any which have been obtained or made prior to the date hereof and remain in full force and effect; and (g) no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of Sunrise, threatened by or against Sunrise relating to this Guaranty or that would have a material adverse effect on Sunrise’ ability to perform this Guaranty.

10. Collection Expenses. If VPS is required to pursue any remedy against Sunrise hereunder, Sunrise shall pay to VPS upon demand, all reasonable attorneys’ fees and expenses and all other reasonable costs, expenses and fees incurred by VPS in successfully enforcing this Guaranty.

11. Notices. Any notices given or required to be given hereunder shall be given to Sunrise and VPS, as applicable, by being either: (a) delivered personally against written receipt, (b) sent by facsimile or e-mail transmission, (c) mailed by registered or certified mail, postage prepaid, return receipt requested, or (d) mailed by reputable international overnight courier, fee prepaid, to Sunrise or VPS, as applicable, at the following addresses or facsimile numbers:

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[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

If to Sunrise: Sunrise Coal, LLC
Attention: Brent Bilsland
1183 East Canvasback Dr.
Terre Haute, IN 47802
Phone: (812) 298-3702
Fax No.: (812) 299-2810
E-mail: bbilsland@sunrisecoal.com

If to VPS: Southern Indiana Gas and Electric Company One Vectren Square
Evansville, IN 47708 Attn: Wayne D. Games
E-mail: wdgames@Vectren.com
Fax: 812.491.4684

With a copy to: Robert E. Heidorn
Senior Vice President and General Counsel Vectren Corporation
One Vectren Square Evansville, IN 47741
E-mail: rheidorn@Vectren.com
Fax: 812.491.4238

All such notices, requests and other communications will be deemed given, (w) if delivered personally as provided in this Section 11, upon delivery, (x) if delivered by facsimile or email transmission as provided in this Section 11, upon confirmed receipt, (y) if delivered by mail as provided in this Section 11, upon the earlier of the fifth business day following mailing and receipt, and (z) if delivered by overnight courier as provided in this Section 11, upon the earlier of the second business day following the date sent by such overnight courier and receipt (in each case regardless of whether such notice, request or other communication is received by any other person or entity to whom a copy of such notice is to be delivered pursuant to this Section 11). Sunrise and VPS may change the address to which notices to it are to be sent upon written notice to VPS or Sunrise, respectively.

12. Modification. This Guaranty may not be amended or modified unless the changes are in writing and signed by both VPS and Sunrise.

13. JURY TRIAL WAIVER. SUNRISE HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY.

[signature page follows]

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[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELTY WITH THE SECURITIES
AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT     Exhibit 10.4

IN WITNESS WHEREOF, Sunrise has executed and delivered this Guaranty effective as of the day and year first above written.

Sunrise Coal, LLC

By:
Name:
Title:

Accepted:

Accepted:

Southern Indiana Gas and Electric Company
d/b/a Vectren Power Supply, Inc.

By:
Name:
Title:

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